FOR RELEASE May 8, 2013

China Biologic Reports Financial Results for the

First Quarter of 2013

1Q13 Total Sales Increases 14.4% to $54.0 Million

1Q13 Operating Margin Increases to 48.1% from 39.9%

1Q13 Non-GAAP Net Income Increases 29.0% to $16.4 Million

BEIJING, China – May 8, 2013 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced its financial results for the first quarter of 2013.

First Quarter 2013 Financial Highlights

•	Total sales in the first quarter of 2013 increased by 14.4% to $54.0 million from $47.2 million in the same quarter of 2012.
•	Gross profit increased by 18.7% to $37.4 million from $31.5 million in the same quarter of 2012. Gross margin increased to 69.2% in the first quarter of 2013 from 66.7% in the first quarter of 2012.
•	Income from operations increased by 38.0% to $26.0 million from $18.8 million in the same quarter of 2012. Operating margin increased to 48.1% in the first quarter of 2013 from 39.9% in the same quarter of 2012.
•	Net income attributable to the Company increased by 15.1% to $14.9 million from $13.0 million in the same quarter of 2012. Fully diluted net income per share was $0.53 in the first quarter of 2013 as compared to $0.44 in the same quarter of 2012.
•	Non-GAAP adjusted net income attributable to the Company was $16.4 million, representing a 29.0% increase from $12.7 million in the same quarter of 2012. Non-GAAP adjusted net income per share was $0.59, compared to $0.48 in the same quarter of 2012.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We were pleased to experience consistently strong demand for our products as well as a favorable pricing environment during the first quarter, which allowed us to enjoy steady top-line growth. Our operating margin continued to climb due to adjustments in our product mix in recent years to include more higher-margin products, the implementation of our direct sales strategy to hospitals and inoculation centers resulting in more favorable pricing power and from the implementation of efficient cost control measures.”

“During the quarter, the China Food and Drug Administration (“CFDA”) conducted site inspection on Shandong Taibang production facility and we expect to obtain the renewed GMP certification in the third quarter of 2013. We also obtained the required operating permits from local authorities to commence plasma collection at the new station in Cao County, Shandong Province in April and remain on track with commencing plasma collection operations by the end of the second quarter. Additionally, we expect to commence our Guizhou Taibang facility upgrade in the beginning of June which will result in a six-to-nine month production suspension. We have already factored in this suspension to our 2013 financial forecast and have been building inventory in recent quarters to ensure we have adequate customer supply.”

Mr. Gao concluded, “We are off to a solid start in 2013 and remain confident we can meet market demand during our Guizhou production facility transition. Our outlook for the remainder of the year is strong and we reiterate comfort with our full year financial guidance forecast.”

First Quarter 2013 Financial Performance

Total sales in the first quarter of 2013 were $54.0 million, an increase of 14.4% from $47.2 million in the same quarter of 2012. Excluding foreign exchange influence, the increase in sales was primarily attributable to a mix of price and volume increases in plasma-based products. During the three months ended March 31, 2013, most of the Company’s approved products recorded price increases. The price increase for the human albumin products was primarily attributable to the increase of the retail price ceiling announced by the NDRC in January 2013, which came into effect at the beginning of February, enabling the Company to raise ex-factory prices in certain regional markets. The general price for the immunoglobulin product group (other than human hepatitis B immunoglobulin products) remained consistent, as the average price for human immunoglobulin for intravenous injection (“IVIG”) products increased 2% over the prior year period.

During the first quarter of 2013, human albumin products and IVIG products remained the largest two sales contributors.

•	As a percentage of total sales, human albumin product revenue was 37.9% in the first quarter of 2013 as compared to 54.6% in the same quarter of 2012. Sales volume of human albumin products declined 26.6% in the reporting quarter, primarily due to the planned inventory increase of these products in preparation of the production suspension in Guizhou Taibang.
•	As a percentage of total sales, IVIG revenue was 47.5% in the first quarter of 2013 as compared to 32.3% in the same quarter of 2012. Sales volume of IVIG products increased by 65.0% in the reporting quarter, mainly due to the Company’s effective marketing efforts and the engagement of new distributors selling IVIG products into new territories in the first quarter of 2013.

Cost of sales was $16.6 million in the first quarter of 2013 compared to $15.7 million in the same quarter of 2012. Cost of sales as a percentage of total sales was 30.8%, as compared to 33.3% in the same quarter of 2012. The decrease in cost of sales as a percentage of sales was mainly due to the change of the Company’s product mix to include more higher-margin products.

Gross profit increased by 18.7% to $37.4 million in the first quarter of 2013 from $31.5 million in the same quarter of 2012. Gross margin was 69.2% and 66.7% for the three months ended March 31, 2013 and 2012, respectively.

Total operating expenses in the first quarter of 2013 decreased by 9.8% to $11.4 million from $12.7 million in the same quarter of 2012. As a percentage of total sales, total operating expenses decreased to 21.2% in the first quarter of 2013 from 26.9% in the same quarter of 2012.

Selling expenses in the first quarter of 2013 decreased by 61.9% to $1.8 million from $4.8 million in the same quarter of 2012. As a percentage of total sales, selling expenses were 3.4%, down from 10.2% in the same quarter of 2012. The decrease in selling expenses as a percentage of sales was primarily due to the Company’s adjusted sales policy and lower commission rate for certain products during the second half of 2012. The Company has taken additional steps to further control selling expenses during the first quarter of 2013. However, China Biologic does not expect selling expenses as a percentage of sales to stay at first quarter levels as it plans to carry out a series of promotional and conference activities for the newly-launched product Factor VIII beginning in the second quarter of 2013.

General and administrative expenses in the first quarter of 2013 increased by 21.6% to $8.7 million from $7.1 million in the same quarter of 2012. As a percentage of total sales, general and administrative expenses were 16.1% and 15.1% in the first quarter of 2013 and 2012, respectively. The increase in G&A expenses was mainly due to higher payroll expenses and employee benefits, an increase in share-based compensation and legal expenses related to the disputes among Guizhou Taibang shareholders.

Research and development expenses in the first quarter of 2013 were $0.9 million, representing an increase of 28.5% from $0.7 million in the same quarter of 2012. As a percentage of total sales, research and development expenses for the three months ended March 31, 2013 and 2012 were 1.7% and 1.5%, respectively. The increase in R&D expenses was primarily due to the expenditure paid for certain clinical trial programs during the first quarter of 2013.

Income from operations for the three months ended March 31, 2013 was $26.0 million, an increase of 38.0% from $18.8 million in the same period of 2012. Operating margin increased to 48.1% in the reporting quarter from 39.9% in the same quarter of 2012.

Income tax expense in the first quarter of 2013 was $4.6 million, as compared to $3.2 million in the same quarter of 2012, representing an increase of 45.0%. The effective income tax rates were 17.4% and 15.2% for the three months ended March 31, 2013 and 2012, respectively.

Net income attributable to the Company increased by 15.1% to $14.9 million in the first quarter of 2013, from $13.0 million in the same quarter of 2012. Net margins were 27.6% and 27.4% for the three months ended March 31, 2013 and 2012, respectively. Fully diluted net income per share was $0.53, as compared to $0.44 in the first quarter of 2012.

Non-GAAP adjusted net income attributable to the Company was $16.4 million or $0.59 per diluted share in the first quarter of 2013, compared to $12.7 million or $0.48 per diluted share in the same quarter of 2012.

Non-GAAP adjusted net income and diluted earnings per share for the three months ended March 31, 2013 excluded $1.5 million of non-cash employee share-based compensation expenses.

As of March 31, 2013, the Company had cash and cash equivalents of $138.7 million, compared to $129.6 million as of December 31, 2012.

Net cash provided by operating activities for the three months ended March 31, 2013 was $22.0 million, as compared to $8.2 million for the three months ended March 31, 2012.

Outlook

For the full year of 2013, the Company reiterates comfort with its full year financial forecast of total sales in the range of $195 million to $205 million and full year non-GAAP adjusted net income in the range of $50 million to $53 million. This guidance assumes the anticipated production suspension at the Company’s Guizhou facility, only organic growth and excludes acquisitions and necessarily assumes no significant adverse product price changes during 2013.

This forecast reflects the Company’s current and preliminary views, which are subject to change.

Conference Call

The Company will host a conference call at 7:30 am, Eastern Time on Thursday, May 9, 2013, which is 7:30 pm, Beijing Time on May 9, 2013, to discuss first quarter 2013 results and answer questions from investors. Listeners may access the call by dialing 1-480-629-9857.

A live and archived webcast of the conference call will be available at http:// public.viavid.com, with event ID: 104670.

A replay of the call will be available through May 23, 2013 by dialing 1-858-384-5517, access code: 4618459.

About China Biologic Products, Inc.

China Biologic Products, Inc. (Nasdaq: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Non-GAAP Disclosure

This news release contains non-GAAP financial measures that exclude non-cash compensation expenses related to options granted to employees and directors under the Company's 2008 Equity Incentive Plan and changes in the fair value of warrants. To supplement the Company's unaudited condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information excluding the impact of these items in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this news release. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2013, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

Financial statements follow.

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the three months ended
	March 31,	March 31,
	2013	2012
Sales	$54,031,732	$47,227,461
Cost of sales	16,616,758	15,715,727
Gross profit	37,414,974	31,511,734

Operating expenses
Selling expenses	1,836,393	4,826,107
General and administrative expenses	8,687,097	7,145,794
Research and development expenses	913,092	710,588
Income from operations	25,978,392	18,829,245

Other income (expenses)
Equity in income of an equity method investee	128,948	1,022,412
Change in fair value of derivative liabilities	-	1,209,382
Interest expense	(236,174)	(608,563)
Interest income	648,062	543,395
Other income (expenses), net	-	(100,989)
Total other income (expenses), net	540,836	2,065,637

Earnings before income tax expense	26,519,228	20,894,882

Income tax expense	4,606,902	3,176,715

Net income	21,912,326	17,718,167

Less: Net income attributable to noncontrolling interest	6,996,466	4,760,861

Net income attributable to China Biologic Products, Inc.	$14,915,860	$12,957,306

Net income per share of common stock:
Basic	$0.55	$0.51
Diluted	$0.53	$0.44
Weighted average shares used in computation:
Basic	26,785,541	25,601,125
Diluted	27,915,506	26,547,885

Net income	$21,912,326	$17,718,167

Other comprehensive income :
Foreign currency translation adjustment, net of nil income taxes	1,396,541	1,176,957

Comprehensive income	23,308,867	18,895,124

Less: Comprehensive income attributable to noncontrolling interest	7,159,157	5,015,835

Comprehensive income attributable to China Biologic Products, Inc.	$16,149,710	$13,879,289

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$138,709,901	$129,609,317
Accounts receivable, net of allowance for doubtful accounts	14,569,725	11,206,244
Inventories	76,756,804	75,679,173
Prepayments and other current assets	5,948,150	5,664,919
Total Current Assets	235,984,580	222,159,653

Property, plant and equipment, net	55,165,405	51,325,177
Intangible assets, net	3,340,675	3,541,582
Land use rights, net	5,836,600	5,818,709
Deposits related to land use rights	15,634,237	14,752,574
Restricted cash	2,928,660	2,912,145
Equity method investment	10,726,242	10,537,310
Total Assets	$329,616,399	$311,047,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$4,788,000	$7,935,000
Accounts payable	2,757,735	2,908,624
Due to related parties	4,214,592	4,081,624
Other payables and accrued expenses	23,744,932	25,423,349
Advance from customers	4,327,355	2,857,420
Income tax payable	5,808,723	4,513,075
Total Current Liabilities	45,641,337	47,719,092

Deferred income	2,928,660	2,912,145
Other liabilities	3,228,923	2,996,749
Total Liabilities	$51,798,920	$53,627,986

Stockholders’ Equity
Common stock: par value $0.0001; 100,000,000 shares authorized; 26,845,101 and 26,629,615 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	$2,685	$2,663
Additional paid-in capital	65,037,640	62,251,731
Retained earnings	134,058,860	119,143,000
Accumulated other comprehensive income	15,306,172	14,072,322
Total equity attributable to China Biologic Products, Inc.	214,405,357	195,469,716

Noncontrolling interest	63,412,122	61,949,448

Total Stockholders’ Equity	277,817,479	257,419,164

Commitments and contingencies	-	-

Total Liabilities and Stockholders’ Equity	$329,616,399	$311,047,150

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31,	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,912,326	$17,718,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,534,507	1,096,725
Amortization	282,605	755,797
Loss on sale of property, plant and equipment	1,238	15,092
Allowance for doubtful accounts, net	-	58,497
Reversal of doubtful accounts - other receivables and prepayments	(169)	-
Write-down of obsolete inventories	-	63,982
Deferred tax expense	534,678	98,278
Share-based compensation	1,634,735	962,419
Change in fair value of derivative liabilities	-	(1,209,382)
Equity in income of an equity method investee	(128,948)	(1,022,412)
Change in operating assets and liabilities:
Accounts receivable	(3,294,140)	(7,933,930)
Prepayment and other current assets	(569,804)	(657,056)
Inventories	(647,310)	1,146,821
Accounts payable	25,644	(881,402)
Other payables and accrued expenses	(2,068,529)	(3,584,253)
Advance from customers	1,451,180	668,207
Due to related parties	94,346	2,482,577
Income tax payable	1,267,826	(1,569,925)
Net cash provided by operating activities	$22,030,185	$8,208,202

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for property, plant and equipment	(4,977,306)	(2,325,870)
Payment for intangible assets and land use rights	(802,136)	(318,622)
Proceeds from sale of property, plant and equipment	2,416	-
Net cash used in investing activities	$(5,777,026)	$(2,644,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercised	$1,815,858	$-
Repayment of short term bank loans	(3,186,400)	(6,352,000)
Acquisition of noncontrolling interest	(1,963,913)	-
Dividend paid by subsidiaries to noncontrolling interest shareholders	(4,397,232)	(4,382,880)
Net cash used in financing activities	$(7,731,687)	$(10,734,880)

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	579,112	733,956

NET INCREASE (DECREASE) IN CASH	$9,100,584	$(4,437,214)

Cash and cash equivalents at beginning of period	129,609,317	89,411,835

Cash and cash equivalents at end of period	$138,709,901	$84,974,621

Supplemental cash flow information
Cash paid for income taxes	$2,804,399	$4,648,363
Cash paid for interest expense	$119,490	$159,217
Noncash investing and financing activities:
Acquisition of property, plant and equipment included in payables	$100,086	$6,900

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS ENDED March 31, 2013 and 2012

	For the three months ended
	March 31,	March 31,
	2013	2012
Adjusted Net Income Attributable to the Company - Non GAAP	$16,394,620	$12,710,343
Diluted EPS - Non GAAP	$0.59	$0.48
Non-cash employee stock compensation	$(1,478,760)	$(962,419)
Gain from change in fair value of warrants	$-	$1,209,382
Net Income Attributable to the Company	$14,915,860	$12,957,306
Weighted average number of shares used in computation of Non GAAP diluted EPS	27,915,506	26,547,885

Page 10